SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Stoneridge, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Not Applicable

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STONERIDGE, INC.
9400 East Market Street
Warren, Ohio 44484

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We will hold the 2010 Annual Meeting of Shareholders of Stoneridge, Inc. on Monday, May 17, 2010, at 11:00 a.m. Eastern Time, at the Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135.

The purpose of the Annual Meeting is to consider and vote on the following matters:

1.	Election of seven directors, each for a term of one year;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

3.	Proposal to approve an amendment to Stoneridge’s Amended and Restated Long-Term Incentive Plan;

4.	Proposal to approve an amendment to Stoneridge’s Directors’ Restricted Shares Plan; and

5.	Any other matters properly brought before the meeting.

Only shareholders of record at the close of business on April 2, 2010, are entitled to notice of and to vote at the meeting or any adjournment thereof.  Shareholders are urged to complete, sign and date the enclosed proxy and return it in the enclosed envelope or to vote by telephone or Internet.

By order of the Board of Directors,

ROBERT M. LOESCH,
Secretary

Dated: April 20, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2010:

This Proxy Statement and the Company’s 2009 Annual Report to Shareholders are also available at www.edocumentview.com/sri.

YOUR VOTE IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD
OR PROVIDE YOUR VOTE BY TELEPHONE OR INTERNET.

STONERIDGE, INC.

PROXY STATEMENT

The Board of Directors of Stoneridge, Inc. (the “Company”) is sending you this proxy statement to ask for your vote as a Stoneridge shareholder on certain matters to be voted on at the Annual Meeting of Shareholders to be held on Monday, May 17, 2010, at 11:00 a.m. Eastern Time, at the Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135.  This proxy statement and the accompanying notice and proxy will be mailed to you on or about April 20, 2010.

Annual Report; Internet Availability

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009, is enclosed with this proxy statement.  Additionally, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2009 are available at www.edocumentview.com/sri.

Solicitation of Proxies

The Board of Directors is making this solicitation of proxies and the Company will pay the cost of the solicitation.  The Company has retained Georgeson Inc., at an estimated cost of $6,000, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.  In addition to solicitation of proxies by mail by Georgeson Inc., the Company’s employees may solicit proxies by telephone, facsimile or electronic mail.

Proxies; Revocation of Proxies

The common shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy.  In the absence of any such instructions, they will be voted to elect the director nominees set forth under “Election of Directors,” and FOR (i) the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010, (ii) the approval of the amendment to Stoneridge’s Amended and Restated Long-Term Incentive Plan, and (iii) the approval of the amendment to Stoneridge’s Directors’ Restricted Shares Plan.  Your presence at the Annual Meeting of Shareholders, without more, will not revoke your proxy.  However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to the Company in writing at the Company’s address indicated on the attached Notice of Annual Meeting of Shareholders or in the open meeting.  If you hold your Company common shares in “street name”, in order to revoke your voting instructions you must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

Voting Eligibility

Only shareholders of record at the close of business on the record date, April 2, 2010, are entitled to receive notice of the Annual Meeting of Shareholders and to vote the common shares held on the record date at the meeting.  On the record date, the Company’s outstanding voting securities consisted of 25,474,940 common shares, without par value, each of which is entitled to one vote on each matter properly brought before the meeting.

Voting Procedures

If you are a record holder:

•	You may vote by mail: complete and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope.
•	You may vote by telephone: call toll-free 1-800-652-VOTE (8683) on a touch-tone phone and follow the instructions. You will need your proxy card available if you vote by telephone.
•	You may vote by Internet: access www.envisionreports.com/sri and follow the instructions. You will need your proxy card available if you vote by Internet.
•	You may vote in person at the meeting, however, you are encouraged to vote by proxy card, telephone or Internet even if you plan to attend the meeting.

If you are a “street name” holder:

•
You must vote your shares through the procedures established by your broker, bank, or other intermediary.  Your broker, bank, or other intermediary has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, or other intermediary how to vote your common shares.

•
You may vote at the meeting but in order to do so, you will first need to ask your bank, broker or other intermediary to furnish you with a legal proxy.  You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting.  You will not be able to vote your common shares at the meeting without a legal proxy and signed ballot.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares as of February 23, 2010, by: (a) the Company’s directors and nominees for election as directors; (b) each other person who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (c) the executive officers named in the Summary Compensation Table; and (d) the Company’s executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
C.M. Draime (2)	5,650,000	21.8%
Jeffrey P. Draime (3)	3,041,170	11.7
Dimensional Fund Advisors LP (4)	1,562,691	6.0
FMR LLC (5)	1,411,344	5.4
John C. Corey (6)	921,482	3.5
George E. Strickler (7)	252,801	1.0
Thomas A. Beaver (8)	193,925	*
Mark J. Tervalon (9)	176,777	*
Vincent F. Suttmeier (10)	82,774	*
William M. Lasky (11)	73,580	*
Douglas C. Jacobs (12)	47,840	*
Kim Korth (13)	25,740	*
Ira C. Kaplan (14)	12,092	*
Paul J. Schlather (14)	12,092	*
All Executive Officers and Directors as a Group (11 persons)	4,828,131	18.6%

*	Less than 1%.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over such shares.

(2)
Represents 5,650,000 common shares held in trust for the benefit of the estate of the late D.M. Draime, of which Mrs. C. M. Draime is trustee. The address of C.M. Draime is C.M. Draime c/o Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484.

(3)
Represents 1,010,595 common shares held in trust for the benefit of Jeffrey P. Draime, of which Mr. Draime is trustee, 1,964,735 common shares held in trust for the benefit of Draime family members, of which Mr. Draime is trustee, 15,240 restricted common shares, which are subject to forfeiture, and 50,600 common shares owned by Mr. Draime directly. The address of Jeffrey P. Draime is Jeffrey P. Draime c/o Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484.

(4)
According to a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by Dimensional Fund Advisors LP, all common shares are owned by advisory clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has disclaimed beneficial ownership of all such securities. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
According to a Schedule 13G filed with the SEC by FMR LLC, all common shares are owed by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment advisor.  Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the common shares owned by the funds.  The funds have the sole power to vote or direct the voting of the shares owned by the funds.  The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts  02109.

(6)
Represents 10,000 common shares that Mr. Corey has the right to acquire upon exercise of share options, 674,540 restricted common shares, which are subject to forfeiture, and 236,942 common shares owned by Mr. Corey directly.

(7)	Represents 201,910 restricted common shares, which are subject to forfeiture, and 50,891 common shares owned by Mr. Strickler directly.

(8)
Represents 20,000 common shares that Mr. Beaver has the right to acquire upon the exercise of share options, 104,825 restricted common shares, which are subject to forfeiture, and 69,100 common shares owned by Mr. Beaver directly.

(9)
Represents 4,000 common shares that Mr. Tervalon has the right to acquire upon the exercise of share options, 129,360 restricted common shares, which are subject to forfeiture, and 43,417 common shares owned by Mr. Tervalon directly.

(10)
Represents 8,500 common shares that Mr. Suttmeier has the right to acquire upon the exercise of share options, 55,470 restricted common shares, which are subject to forfeiture, and 18,804 common shares owned by Mr. Suttmeier directly.

(11)
Represents 10,000 common shares that Mr. Lasky has the right to acquire upon the exercise of share options, 30,480 restricted common shares, which are subject to forfeiture, and 33,100 common shares owned by Mr. Lasky directly.

(12)	Represents 15,240 restricted common shares, which are subject to forfeiture, and 32,600 common shares held in trust for which Mr. Jacobs has shared voting and investment power.

(13)	Represents 15,240 restricted common shares, which are subject to forfeiture and 10,500 common shares owned by Ms. Korth directly.

(14)	Represents 12,092 restricted common shares, which are subject to forfeiture.

PROPOSAL ONE: ELECTION OF DIRECTORS

In accordance with the Company’s Code of Regulations, the number of directors has been fixed at seven. At the Annual Meeting of Shareholders, you will elect seven directors to hold office until the Company’s next Annual Meeting of Shareholders and until their successors are elected and qualified.  The Board of Directors proposes that the nominees identified below, be elected to the Board of Directors.  John C. Corey, the Company’s President and Chief Executive Officer, has an employment agreement with the Company, which provides that, during the term of the agreement, Mr. Corey shall be entitled to be nominated for election to the Board of Directors. At the Annual Meeting of Shareholders, the common shares represented by proxies, unless otherwise specified, will be voted for the election of the seven nominees hereinafter named.

The director nominees are identified below.  If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished with respect to each person nominated for election as a director.

The Board of Directors recommends that you vote “FOR” the following nominees.

Nominees to Serve for a One-Year Term Expiring in 2011

John C. Corey
Mr. Corey, 62, was elected to the Board in 2004.  Mr. Corey is the President and Chief Executive Officer of the Company and has served in this role since January 2006.  Mr. Corey served as the President and Chief Executive Officer of Safety Components International, a supplier of air bags and components, from October 2000 until January 2006 and Chief Operating Officer from 1999 to 2000.

Mr. Corey has served as a director and Chairman of the Board of Haynes International, Inc., a producer of metal alloys, since 2004.  Mr. Corey serves on the board of the Motor and Equipment Manufacturers Association, an organization that represents motor vehicle parts suppliers and as the Chairman of the Board of Directors for the Original Equipment Suppliers Association, an organization dedicated to supporting and promoting automotive suppliers.

In addition to his professional experience described above, the Company believes that Mr. Corey should serve as a director because he has implemented restructuring initiatives and executed performance and strategy development throughout his career.  His industry and leadership experience from both an operational and financial perspective provides valuable insight to the Board and strengthens the Board’s collective qualifications, skills and experience.

Jeffrey P. Draime	Mr. Draime, 43, was elected to the Board in 2005. Mr. Draime is the owner of Silent Productions, a concert promotions company, and the owner of QSL Columbus, QSL Dayton, a restaurant franchise.

Mr. Draime has served in various roles with the Company over an 18 year period including operations, sales, quality control, product costing, and marketing.  The Company believes that Mr. Draime should serve as a director because he provides an historical as well as an internal perspective of our business to the Board and strengthens the Board’s collective qualifications, skills and experience.  Mr. Draime’s father, D.M. Draime, was the founder of Stoneridge and Mr. Draime remains a significant shareholder.

Douglas C. Jacobs
Mr. Jacobs, 70, was elected to the Board in 2004.  He is the Executive Vice President-Finance and Chief Financial Officer of Brooklyn NY Holdings LLC, a privately held investment advisory company established to manage the assets of a family and family trust, including the Cleveland Browns football franchise.  Prior to serving in this position, Mr. Jacobs held various financial positions with the Cleveland Browns from 1999 until 2005.  Mr. Jacobs is a former partner of Arthur Andersen LLP.

Mr. Jacobs has served as a director of Standard Pacific Corporation, a national residential home builder in southern California, since 1998 and serves as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Mr. Jacobs qualifies as an audit committee financial expert due to his extensive background in accounting and finance built through his career in public accounting.  In addition to his professional and accounting experience described above, the Company believes that Mr. Jacobs should serve as a director because he provides valuable business experience and judgment to the Board which strengthens the Board’s collective qualifications, skills and experience.

Ira C. Kaplan
Mr. Kaplan, 56, was elected to the Board in 2009.  He has served as the Managing Partner of Benesch, Friedlander, Coplan & Aronoff, LLP, a national law firm, since January 2008, is a member of the firm’s Executive Committee and has been a partner with the firm since 1987.  Mr. Kaplan focuses his practice on mergers and acquisitions as well as public and private debt and equity financings.

Mr. Kaplan has counseled clients in governance and business matters in his role at the law firm.  In addition to his legal and management experience described above, the Company believes that Mr. Kaplan should serve as a director because he brings thoughtful analysis, sound judgment and insight to best practices to the Board, in addition to his professional experiences, which strengthens the Board’s collective qualifications, skills and experience.

Kim Korth
Ms. Korth, 55, was elected to the Board in 2006.  Ms. Korth is the founder, owner and President of IRN, Inc. an international automotive consulting firm.  She has lead the consulting firm since 1983 and is viewed as an expert on automotive supplier strategy and issues.

Ms. Korth is a member of the boards of Shape Corporation, a manufacturer of automotive bumper and impact energy management systems, Burke E. Porter Machinery Company, a manufacturer of automotive test systems, Unwired Technology LLC, a manufacturer of wireless headphones, and the Original Equipment Suppliers Association, an organization dedicated to supporting and promoting automotive suppliers.

Ms. Korth has several decades of experience in corporate governance issues, organizational design, and development of strategies for growth and improved financial performance for automotive suppliers.  In addition to the knowledge and experience described above, the Company believes that Ms. Korth should serve as a director because she provides insight to industry trends and expectations to the Board which strengthens the Board’s collective qualifications, skills and experience.

William M. Lasky
Mr. Lasky, 62, was elected to the Board in 2004.  Mr. Lasky has served as President and Chief Executive Officer of Accuride Corporation (“Accuride”), a manufacturer and supplier of commercial vehicle components, since 2008.  He has served as the Chairman of the Board of Accuride since 2009.  On October 8, 2009 Accuride filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code.  On February 26, 2010, after successfully completing its plan of reorganization, Accuride emerged from Chapter 11 bankruptcy.  Mr. Lasky served as President and Chief Executive Officer of JLG Industries, Inc., a diversified construction and industrial equipment manufacturer, from 1999 through 2006 and served as Chairman of the Board from 2001 through 2006.

In addition to his professional experience described above, the Company believes that Mr. Lasky should serve as a director because he provides in-depth industry knowledge, business acumen and leadership to the Board which strengthens the Board’s collective qualifications, skills and experience.

Paul J. Schlather
Mr. Schlather, 57, was elected to the Board in 2009.  Mr. Schlather was a partner at PricewaterhouseCoopers LLP, serving as co-head to the Private Client Service group from August 2002 until his retirement in 2008.  Mr. Schlather currently provides independent business consulting services.

Mr. Schlather qualifies as an audit committee financial expert due to his extensive background in accounting and finance built through his career in public accounting.  In addition to his professional and accounting experience described above, the Company believes that Mr. Schlather should serve as a director because he provides financial analysis and business acumen to the Board which strengthens the Board’s collective qualifications, skills and experience.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee of the Board of Directors currently anticipates appointing Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2010.  For 2009 Ernst & Young was engaged by us to audit our annual financial statements and to perform audit-related and tax services.  Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s anticipated appointment of Ernst & Young as the Company’s independent registered public accounting firm for the 2010 fiscal year.  The submission of this matter for approval by shareholders is not legally required.  The Board of Directors, however, believes that the submission is an opportunity for the shareholders to provide feedback to the Board of Directors on an important issue of corporate governance.  If the shareholders do not approve the appointment of Ernst & Young, the appointment of the Company’s independent registered public accounting firm will be re-evaluated by the Audit Committee but will not require the Audit Committee to appoint a different accounting firm.  If the shareholders do approve the appointment of Ernst & Young, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.  Approval of the proposal to ratify the selection of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to be voted on the proposal at the Annual Meeting of Shareholders.  Abstentions will have the same effect as votes against the proposal.  Broker non-votes will not be considered common shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.

The Board of Directors recommends that you vote “FOR” Proposal Two.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by and paid to Ernst & Young by fee category for the fiscal years ended December 31, 2009 and 2008.  The Audit Committee has considered the scope and fee arrangements for all services provided by Ernst & Young, taking into account whether the provision of non-audit-related services is compatible with maintaining Ernst & Young’s independence.

	2009	2008
Audit Fees	$1,478,209	$1,686,034
Tax Fees	501,029	482,130
All Other Fees	10,167	20,427
Total	$1,990,005	$2,188,591

Audit Fees.  Audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory and regulatory audits and general assistance with the implementation of new regulatory pronouncements.

Tax Fees.  Tax fees primarily relate to tax audits, tax compliance, and both domestic and international tax planning.

All Other Fees.  All other fees relate to regulatory reviews.

Pre-Approval Policy

The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm.  Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee also pre-approves particular services on a case-by-case basis.  In accordance with this policy, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee.  The Chairman may pre-approve services and then inform the Audit Committee at the next scheduled meeting.

All services provided by Ernst & Young during fiscal 2009, as noted in the previous table, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described previously.  In connection with the audit of the 2009 financial statements, the Company entered into an engagement agreement with Ernst & Young which set forth the terms by which Ernst & Young will perform audit services for the Company.  That agreement provides for alternate dispute resolution procedures and excludes punitive damages.

Audit Committee Report

 In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee is comprised of four directors, all of whom are “independent” for audit committee purposes under the current listing standards of the New York Stock Exchange (“NYSE”).

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2009, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the Company’s independent registered public accounting firm, Ernst & Young, the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence.  The Audit Committee discussed Ernst & Young’s independence with Ernst & Young.  The Audit Committee also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence. Management has the responsibility for the preparation of the Company’s financial statements and Ernst & Young has the responsibility for the examination of those statements.

The Audit Committee discussed with the Company’s internal auditor and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the above-referenced review and discussions with management, the internal auditor and Ernst & Young, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The Audit Committee

Douglas C. Jacobs, Chairman
Ira C. Kaplan
William M. Lasky
Paul J. Schlather

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE STONERIDGE AMENDED AND
RESTATED LONG-TERM INCENTIVE PLAN

The Amended and Restated Long-Term Incentive Plan (“LTIP”) was, upon the approval and recommendation of the Board of Directors, in accordance with applicable law and listing rules of the NYSE, approved by the Company’s shareholders at the 2006 Annual Meeting of Shareholders.  The Board of Directors approved the amendment to the LTIP to increase the number of shares available for issuance and other technical changes, as described below, on February 15, 2010.

The Company is seeking shareholder approval of the LTIP, as amended, because additional shares available for issuance under the LTIP will assist in achieving the Company’s goal of promoting long-term growth and profitability by enabling the Company to attract, retain and reward key employees and, therefore, align the interests of those employees with those of the Company’s shareholders.  Without the additional shares for the LTIP, the Company would not have the ability to make equity-based awards to its key employees and would be greatly disadvantaged in attracting and retaining key employees.  As described under the section heading “Executive Compensation,” the Company has made annual grants of restricted common shares under the LTIP.  The Company believes that the use of share-based benefits as part of the Company’s compensation package is of great importance in promoting the Company’s growth and continued success and is thus a substantial benefit to the Company’s shareholders and the Company.  The description of the LTIP, as amended, is subject to and qualified by Appendix A to this proxy statement, which contains a copy of the LTIP, as amended.

Currently, there are 1.5 million common shares reserved for issuance pursuant to grants or awards under the LTIP.  At the end of 2009, grants for 881,700 common shares had been made under the LTIP.  In February 2010, grants for 611,850 restricted common shares were made leaving 34,216 common shares available for issuance and grants under the LTIP.

Description of Amendment

The amendment to the LTIP is for (i) an increase of 1.5 million in number of common shares available for issuance to bring the total common shares available for issuance to 3.0 million and (ii) the elimination of all references to “affiliates” and the deletion of the “Buyout Provisions” in connection with outstanding awards.  The latter changes are intended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the LTIP

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The purpose of the LTIP is to promote the Company’s long-term growth and profitability by enabling the Company to attract, retain and reward key employees and officers and to strengthen the common interests of such employees and the Company’s shareholders by offering key employees and officers equity or equity-based incentives. Key employees and officers of the Company and its subsidiaries or affiliates will be eligible to participate in the LTIP. As of March 31, 2010, approximately 100 key employees and officers were eligible to participate in the LTIP.

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The compensation committee will administer the LTIP and determine who receives awards, the type and amount of awards, the consideration, if any, to be paid for awards, the timing of awards and the terms and conditions of awards. Under the LTIP, the compensation committee may delegate its responsibilities as to the selection of and grant of awards to employees who are not executive officers of the Company or, subject to Section 16 of the Securities Exchange Act of 1934, to the Company’s management in a manner consistent with applicable law. The compensation committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP as it considers advisable and to interpret the terms and provisions of the LTIP and any award issued under the LTIP.

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The compensation committee may grant stock options that (i) qualify as incentive stock options under Section 422A of the Code, (ii) do not qualify as incentive stock options, or (iii) both. To qualify as an incentive stock option, an option must meet certain requirements set forth in the Code. Options are evidenced by a stock option agreement in the form approved by the compensation committee.

•
In addition, the compensation committee may make grants of restricted common shares, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, other share-based awards or any combination thereof.

•	The compensation committee may modify, suspend or terminate the LTIP as long as it does not impair the rights thereunder of any participant.

•
Stock options will be exercisable and restricted share grants will vest at such time or times as the compensation committee determines at the time of grant. In general, restricted common shares are non-transferable prior to vesting. Additionally, if any stock option or restricted common share grant is exercisable or becomes vested only in installments or after specified exercise dates, the compensation committee may waive such exercise provisions and accelerate any exercise date based on such factors as the compensation committee shall determine in its sole discretion. No consideration will be received by the Company for the granting of stock options or restricted common shares.

•
The exercise price of a stock option granted under the LTIP may not be less than 100% of the fair market value of the Company’s common shares on the date the stock option is granted, except that with respect to an incentive stock option, the exercise price may not be less than 110% of the fair market value of the Company’s common shares on the date of grant for participants who, on the date of grant, own more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries.

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The term of each stock option will be fixed by the compensation committee and may not exceed ten years from the date the stock option is granted, except that the term for incentive stock options may not exceed five years for participants who, on the date of grant, own more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries.

•	No participant in the LTIP may be granted stock options, restricted share grants or other share awards in any calendar year for more than 400,000 common shares.

•
In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in the Company’s corporate structure affecting the shares, an adjustment or substitution may be made as approved by the compensation committee.

•	The LTIP will not be qualified under Section 401(a) of the Code and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974.

•
The LTIP is intended to comply with Section 409A of the Code. If it is determined that any amount to be paid to a “specific employee” (as such term is defined in Section 409A of the Code) under the LTIP is considered “nonqualified deferred compensation” subject to Section 409A of the Code, then such payment if made upon “separation of service”, as defined in Section 409A of the Code, shall be delayed for six months following the specified employee’s separation of service.

•
The Board of Directors may amend, alter or discontinue the LTIP as long as it does not impair the rights thereunder of any participant. The Board of Directors must submit to the Company’s shareholders for approval any amendments to the LTIP which require shareholder approval under Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or NYSE listing standards.

•
In the event there is a change of control or potential change of control (as defined in the LTIP), then (i) any stock options awarded under the LTIP not previously exercisable and vested shall become fully exercisable and vested; (ii) any share appreciation rights shall become immediately exercisable; (iii) the restrictions applicable to any restricted common share awards, deferred shares, share purchase rights and other share-based awards shall lapse and such shares and awards shall be deemed fully vested; and (iv) the value of all outstanding awards, in each case to the extent vested, shall, unless otherwise determined by the compensation committee in its sole discretion at or after grant but prior to any change in control or potential change in control, be cashed out on the basis of the “Change in Control Price” (as defined in the LTIP) as of the date of such change in control or potential change in control.

Federal Tax Consequences

The following summary of the federal income tax consequences applicable to options awarded under the LTIP is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his or her particular circumstances.

Incentive Stock Options

An incentive stock option results in no taxable income to the participant or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock (generally the amount received in excess of the option price) is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be either a long-term or a short-term capital gain depending on whether the participant has held the stock for more than one year. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the participant’s income as compensation. The participant’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

If an incentive stock option is exercised by tendering previously owned shares, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period (except for the disqualifying disposition period) for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered incentive stock option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant. If the common shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the incentive stock option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares. If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero basis.

Non-qualified Stock Options

Provided that the exercise price is not less than the market value of a share at grant, a non-qualified stock option results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, the Company will be allowed a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation recognized by the participant.

The participant’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Restricted Shares

A participant will not recognize any taxable income upon the grant of restricted shares unless the participant makes a voluntary election to recognize income at grant under Section 83(b) of the Code.  Upon the expiration of a restriction period for restricted shares, whether such period lapses due to the satisfaction of certain preestablished performance criteria or due solely to the lapse of time, the participant will recognize compensation income and the Company will be entitled to a deduction equal to the value of the shares that the participant receives.

Code Section 162(m)

Under Section 162(m) of the Code, the Company’s allowable federal income tax deduction for compensation paid to certain of the Company’s executive officers is limited to $1.0 million per year per officer.  “Performance-based compensation” is generally excluded from this deduction limit. The amount includible in income of a participant on exercise of a nonqualified stock option under the LTIP is intended to qualify as performance-based compensation under Section 162(m) and the regulations thereunder, which require the LTIP to have been approved by the shareholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of the LTIP.  Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal.  Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

The Board of Directors recommends that you vote “FOR” Proposal Three.

PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO THE STONERIDGE DIRECTORS’
RESTRICTED SHARES PLAN

The Directors’ Restricted Shares Plan (“Directors’ Plan”) was, upon the approval and recommendation of the Board of Directors, in accordance with the applicable law and the listing rules of the NYSE, approved by the Company’s shareholders at the 2005 Annual Meeting of Shareholders.  The Board of Directors approved the amendment to the Directors’ plan to increase the number of shares available for issuance, as described below, on February 15, 2010.

The Company is seeking approval of the Directors’ Plan, as amended, because the additional shares available for issuance under the Directors’ Plan will assist in achieving the Company’s goal of promoting growth and profitability.  The description of the Directors’ Plan, as amended, is subject to and qualified by Appendix B to this proxy statement, which contains a copy of the Directors’ Plan, as amended.

Currently, there are 300,000 common shares reserved for issuance pursuant to grants or awards under the Directors’ Plan.  At the end of 2009, grants for 233,304 common shares had been made under the Directors’ Plan.  In February 2010, grants for 55,580 restricted common shares were made leaving 11,116 common shares available for issuance and grants under the Directors’ Plan.

Description of the Amendment

The amendment to the Directors’ Plan will increase the number of common shares reserved for issuance by 200,000 to 500,000.

Summary of the Directors’ Plan

•
The purpose of the Directors’ Plan is to advance the interests of the Company and its shareholders by providing Eligible Directors (all non-employee directors) with an opportunity to participate in the Company’s future prosperity and growth and an incentive to increase the value of the Company based on the Company’s performance, development, and financial success.

•
The Directors’ Plan will be administered by the Board of Directors.  The Board will have the power and authority to approve the grant of common shares subject to forfeiture (“Restricted Shares”) to Eligible Directors; approve the terms and conditions; adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Directors’ Plan as it shall, from time to time, deem advisable; interpret the terms and provisions of the Directors’ Plan and any agreements related thereto; and take any other actions the Board considers appropriate.

•
The maximum aggregate number of common shares that may be issued under the Directors’ Plan as Restricted Shares shall be 500,000. The Restricted Shares that may be issued under the Directors’ Plan may be authorized but unissued common shares or issued shares reacquired by the Company and held as Treasury Shares.

•
The Restricted Shares granted under the Directors’ Plan will be authorized by the Board and will be evidenced by a written agreement in the form approved by the Board, which will be dated as of the date on which the Restricted Shares are granted, will be signed by an officer of the Company, will be signed by the participant, and will describe the terms and conditions to which the award of Restricted Shares is subject.

•
The Directors’ Plan provides for the forfeiture of rights granted under the Directors’ Plan of unvested shares on death, disability, resignation, refusal to stand for reelection or failure to be elected, unless otherwise determined by the Board.

•	The Board may modify, suspend or terminate the Directors’ Plan as long as it does not impair the rights thereunder of any participant.

If this proposal is approved, the total number of common shares authorized under the Directors’ Plan would represent approximately 1.9% of our outstanding common shares.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of the Directors’ Plan.  Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal.  Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

The Board of Directors recommends that you vote “FOR” Proposal Four.

CORPORATE GOVERNANCE

Corporate Governance Documents and Committee Charters

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and the charters of the Board of Directors’ Audit, Compensation, and Nominating and Corporate Governance committees are posted on our web site at www.stoneridge.com.  Written copies of these documents will be available to any shareholder upon request.  Requests should be directed to Investor Relations at the Company’s address listed on the Notice of Annual Meeting of Shareholders.

Corporate Ethics Hotline

The Company established a corporate ethics hotline as part of the Company’s Whistleblower Policy and Procedures to allow persons to lodge complaints about accounting, auditing and internal control matters, and to allow an employee to lodge a concern, confidentially and anonymously, about any accounting and auditing matter.  Information about lodging such complaints or making such concerns known is contained in the Company’s Whistleblower Policy and Procedures, which is posted on our web site at www.stoneridge.com.

Director Independence

The NYSE rules require listed companies to have a Board of Directors comprised of at least a majority of independent directors.  Under the NYSE rules, a director qualifies as “independent” upon the affirmative determination by the Board of Directors that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  The Board of Directors has determined that the following directors and nominees for election of director are independent:

Jeffrey P. Draime	Kim Korth
Douglas C. Jacobs	William M. Lasky
Ira C. Kaplan	Paul J. Schlather

The Board of Directors has not adopted categorical standards of independence.  In making the independence determinations, the Board considered the prior relations of Mr. Kaplan and Mr. Schlather to Mr. Draime and that in his capacity as a shareholder in 2009, Mr. Draime recommended the nomination of Mr. Kaplan and Mr. Schlather.  Mr. Kaplan’s firm has from time to time represented Mr. Draime as his legal counsel.  Mr. Schlather, while a partner at PricewaterhouseCoopers LLP, provided certain tax advice to Mr. Draime’s family.

The Board of Directors’ Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company.  The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.  The Audit Committee regularly reviews enterprise-wide risk management, which includes treasury risks (commodity pricing, foreign exchange rates, credit and debt exposures), financial and accounting risks, legal and compliance risks, and other risk management functions.  The Compensation Committee considers risks related to the attraction and retention of talent and related to the design of compensation programs and arrangements.  The Compensation Committee and management do not believe that we maintain compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.  The full Board considers strategic risks and opportunities and regularly receives reports from management on risk and from the committees regarding risk oversight in their areas of responsibility.

The Board of Directors

In 2009, the Board of Directors held ten meetings and took action by unanimous written consent on two occasions.  In 2009, each Board member attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she serves.  The Company’s policy is that directors are to attend the Annual Meeting of Shareholders.  Six of our current directors attended the 2009 Annual Meeting of Shareholders.  Mr. Lasky has been appointed as the lead independent director by the independent directors to preside at the executive sessions of the independent directors.  It is the Board of Directors’ practice to have the independent directors meet regularly in executive session.  Currently, all directors except Mr. Corey, the Company’s President and Chief Executive Officer (“CEO”), are independent.

Leadership of the Board

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  At this time, the Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s shareholders.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.  Further, this structure permits the Company’s President and CEO to spend more time and focus on the strategic direction and management of the Company’s day-to-day operations.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities.  These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Each member of the Compensation, Audit, and Nominating and Corporate Governance Committees is independent as defined under the listing standards of the NYSE.  The table below shows the composition of the Board’s committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Douglas C. Jacobs *	Jeffrey P. Draime	Jeffrey P. Draime
Ira C. Kaplan	Douglas C. Jacobs	Ira C. Kaplan
William M. Lasky	Kim Korth *	Kim Korth
Paul J. Schlather	William M. Lasky	William M. Lasky *
___________________
  * Committee Chairperson

Audit Committee.

This committee held nine meetings during 2009.  Information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report,” included in this proxy statement.  The Board of Directors has determined that each Audit Committee member is financially literate under the current listing standards of the NYSE.  The Board of Directors also determined that Mr. Jacobs and Mr. Schlather each qualify as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.  In addition, under the Sarbanes-Oxley Act of 2002 and the NYSE rules mandated by the SEC, members of the audit committee must have no affiliation with the issuer, other than their Board seat, and receive no compensation in any capacity other than as a director or committee member.  Each member of the Audit Committee meets this additional independence standard applicable to audit committee members of NYSE listed companies.

Compensation Committee.

This committee held eight meetings during 2009.  The Compensation Committee is responsible for establishing and reviewing our compensation philosophy and programs with respect to our executive officers; approving executive officer compensation and benefits; recommending to the Board the approval, amendment and termination of incentive compensation and equity based plans; and certain other compensation matters, including director compensation.  Recommendations regarding compensation of other officers are made to the Compensation Committee by our CEO.  The Compensation Committee can exercise its discretion in modifying any amount presented by our CEO.  The Compensation Committee regularly reviews tally sheets that detail the total compensation obligations to each of our executive officers.  During the first three quarters of 2009, the Compensation Committee retained Towers Perrin, an independent outside compensation consulting firm, to advise on all matters related to executive and director compensation.  During the fourth quarter of 2009, the Compensation Committee retained Total Rewards Strategies to provide compensation related consulting services.  Specifically, the compensation consultants provided relevant market data, current trends in executive and director compensation and advice on program design.  In accordance with its charter, the Compensation Committee may delegate power and authority as it deems appropriate for any purpose to a subcommittee of not fewer than two members.

Nominating and Corporate Governance Committee.

This committee held two meetings in 2009.  The purpose of the Nominating and Corporate Governance Committee is to evaluate the qualifications of director nominees, to recommend candidates for election as directors, to make recommendations concerning the size and composition of the Board of Directors, to develop and implement the Company’s corporate governance policies and to assess the effectiveness of the Board of Directors.

Nominations and Nomination Process

It is the policy of the Nominating and Corporate Governance Committee to consider individuals recommended by shareholders for membership on the Board of Directors.  If a shareholder desires to recommend an individual for membership on the Board of Directors, then that shareholder must provide a written notice (the “Recommendation Notice”) to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before January 15 for consideration by the committee for that year’s election of directors at the Annual Meeting of Shareholders.

In order for a recommendation to be considered by the Nominating and Corporate Governance Committee, the Recommendation Notice must contain, at a minimum, the following:

•
the name and address, as they appear on the Company’s books, and telephone number of the shareholder making the recommendation, including information on the number of common shares owned and date(s) acquired, and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity;

•
the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual;

•
a written acknowledgment by the individual being recommended that he or she has consented to the recommendation and consents to the Company undertaking an investigation into that individual’s background, experience and qualifications in the event that the Nominating and Corporate Governance Committee desires to do so;

•
any information not already provided about the person’s background, experience and qualifications necessary for the Company to prepare the disclosure required to be included in the Company’s proxy statement about the individual being recommended;

•	the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and
•
the disclosure of any relation of the individual being recommended with the shareholder, whether direct or indirect, and, if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such shareholder).

The Nominating and Corporate Governance Committee determines, and periodically reviews with the Board of Directors, the desired skills and characteristics for directors as well as the composition of the Board of Directors as a whole.  This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors.  At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board of Directors’ activities and the willingness to do so.  The Nominating and Corporate Governance Committee does not have a formal policy specifically focusing on the consideration of diversity; however, diversity is one of the many factors that the Nominating and Corporate Governance Committee considers when identifying candidates and making its recommendations to the Board.  In addition to the foregoing considerations, generally with respect to nominees recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate such recommended nominees considering the additional information regarding them contained in the Recommendation Notices.  When seeking candidates for the Board of Directors, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management and third-party search firms.  Ultimately, the Nominating and Corporate Governance Committee will recommend to the Board of Directors prospective nominees who the Nominating and Corporate Governance Committee believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s shareholders.

The Nominating and Corporate Governance Committee recommended to the Board of Directors each of the nominees identified in "Election of Directors" starting on page 5.

Compensation Committee Interlocks and Insider Participation

None of the members of the Board’s Compensation Committee have served as one of our officers at any time or as an employee during 2009.  Additionally, no Compensation Committee interlocks existed during 2009.

Communications with the Board of Directors

The Board of Directors believes that it is important for interested parties to have a process to send communications to the Board of Directors.  Accordingly, persons who wish to communicate with the Board of Directors may do so by sending a letter to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.”  All such letters must identify the author and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors (such as the presiding director or non-management directors as a group).  The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.  The directors are not spokespeople for the Company and responses or replies to any communication should not be expected.

Transactions with Related Persons

There were no reportable transactions involving related persons in 2009.

Review and Approval of Transactions with Related Persons

The Board has adopted a written statement of policy with respect to related party transactions.  Under the policy, a related party transaction is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K or any other similar transaction involving the Company or the Company’s subsidiaries and any Company employee, officer, director, 5% shareholder or an immediate family member of any of the foregoing if the dollar amount of the transaction or series of transactions exceeds $25,000.  A related party transaction will not be prohibited merely because it is required to be disclosed or because it involves related parties.  Pursuant to the policy, such transactions are presented to the Nominating and Corporate Governance Committee for evaluation and approval by the committee, or if the committee elects, by the full Board of Directors.  If the transaction is determined to involve a related party, the Nominating and Corporate Governance Committee will either approve or disapprove the proposed transaction.  Under the policy, in order to be approved, the proposed transaction must be on terms that are fair to the Company and are comparable to market rates, where applicable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our Company’s compensation programs for executive officers are designed to attract, retain, motivate and reward talented executives who will advance our strategic, operational and financial objectives and thereby enhance shareholder value.  The primary objectives of our compensation programs for executive officers are to:

•	attract and retain executive officers by providing a compensation package that is competitive with that offered by similarly situated companies;
•	create a compensation structure under which a substantial portion of total compensation is based on achievement of performance goals; and
•	align total compensation with the objectives and strategies of our business and shareholders.

We have established a fundamental commitment to formulate the components of our compensation program under a pay-for-performance ideology.  To this end, a substantial portion of our executive officers’ annual and long-term compensation is tied to quantifiable measures of the Company’s financial performance and therefore may not be earned if targeted performance is not achieved.

We established the various components of our 2009 compensation payments and awards to meet our objectives as follows:

Type of Compensation	Objective Addressed

Base Salary	Competitive compensation
Annual incentive plan awards	Competitive compensation and performance incentives
Long-term cash incentive plan awards	Competitive compensation, retention and performance incentives
Equity-based awards	Competitive compensation, retention and performance incentives
Benefits and perquisites	Competitive compensation

Mix of Compensation

Our executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value.  To this end, a substantial portion of our executive officers’ annual and long-term compensation is at-risk.  The portion of compensation at-risk increases with the executive officer’s position level.  This provides more upside potential and downside risk for more senior positions because these roles have greater influence on the performance of the Company as a whole.

2009 Total Target Compensation

Total target compensation is the value of the compensation package that is intended to be delivered if performance goals are met.  Actual compensation will depend on the annual and long-term incentive compensation payout levels, if any, based upon the applicable performance achievement and, for long-term awards, the price of our common shares.

The following charts show the weighting of each element of total target compensation for the CEO and the other Named Executive Officers (“NEOs”).  These charts represent our pay-for-performance philosophy, as annual and long-term incentive compensation comprises the majority of total target compensation.

Determination of Compensation

Based on the foregoing objectives, we have structured the Company’s executive officers’ compensation to provide adequate competitive compensation to attract and retain executive officers, to motivate them to achieve our strategic goals and to reward the executive officers for achieving such goals.  The Compensation Committee (the “Committee”) has retained the services of outside compensation consultants to assist the Committee to fulfill various aspects of its charter.  During the first three quarters of 2009, the Committee retained Towers Perrin to assist the Committee with the following: keeping it appraised about relevant trends and technical developments during its meetings; providing consulting advice regarding long-term incentive arrangements; and providing market data for the CEO position and other executive officers.  In the fourth quarter, the Committee retained Total Rewards Strategies to provide compensation consulting services.  Additionally, recommendations and evaluations from the CEO are considered by the Committee when setting the compensation of the other executive officers.  The annual evaluation of the CEO by the Board of Directors is considered by the Committee when establishing the compensation of the CEO.

Our executive officers receive two forms of annual cash compensation – base salary and annual incentive awards – which together constitute an executive officer’s total annual cash compensation.  Please note that “total annual cash compensation,” as discussed in this Compensation Discussion and Analysis, differs from the “Total Compensation” column of the Summary Compensation Table on page 24, which includes long-term incentive, perquisites and other forms of compensation valued on a basis consistent with financial statement reporting requirements.  The levels of base salary and annual incentive awards for our executive officers are established annually under a program intended to maintain parity with the competitive market for executive officers in comparable positions.  Typically, our executive compensation levels are designed to be generally aligned with the 50th percentile of competitive market levels for each position.

A significant percentage of total compensation is allocated to incentives based on the philosophy mentioned above.  There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Rather, the Committee reviews competitive market pay information provided by our compensation consultant and considers the Company’s historical compensation practices in determining the appropriate level and mix of incentive compensation for each executive position.

Compensation Benchmarking and Peer Group

When reviewing competitive market levels, we considered compensation data based on general industry data derived from Towers Perrin’s 2008 and Watson Wyatt’s 2008/2009 executive compensation databases for base salary, annual incentive and long-term equity-based incentive compensation.  Because of the variance in size among the companies included in the database, regression analysis was used to adjust the compensation data for differences in company revenues.  The Committee used this adjusted value as the basis of comparison of compensation for our executive officers in setting 2009 compensation.  The CEO and Chief Financial Officer (“CFO”) compensation was also compared to data from a group of peer companies to determine the reasonableness and competitiveness of 2009 target compensation.  The peer group is comprised of our direct competitors and a broader group of companies in the electronic and motor vehicle parts manufacturing industries that the Committee believes is representative of the labor market from which we recruit executive talent.  Factors used to select the peer group of companies include industry segment, revenue, profitability, number of employees and market capitalization.  The companies in the peer group that were used to determine 2009 executive compensation include:

Accuride	Gentek	Richardson Electronics
Aftermarket Technologies	Gentex	Shiloh Industries
AVX	Graco	Standard Motor Products
Commercial Vehicle Group	Methode Electronics	Superior Industries International
CTS	Myers Industries	Sypris Solutions
Drew Industries	Noble International	Technitrol
Esterline Technologies	Nu Horizons Electronics	Titan International

In 2008, the median revenue for the peer group was $775 million while our revenue was $753 million.

Elements of Compensation

The principal elements of compensation of our executive officers for 2009 were the following:

•	Base salary;
•	Annual cash incentive awards;
•	Long-term cash incentive awards;
•	Long-term equity-based incentive awards; and
•	Benefits and perquisites.

Although all executive officers are eligible to participate in the same compensation and benefit programs, Mr. Corey is the only executive officer whose pay is governed by an employment agreement.  The terms of Mr. Corey’s employment agreement are described under “Employment Agreements.”

Base Salaries

We use base salary as the foundation of our compensation program for our executive officers.  The annual cash incentive compensation awards and long-term incentive awards are based on a percentage of base compensation.  The base salary is set at competitive market levels to attract and retain our executive officers.  Base salary levels for our executive officers are set on the basis of the executive’s responsibilities, the current general industry and competitive market data, as discussed above.  In each case, due consideration is given to personal factors, such as the individual’s experience, competencies, performance and contributions, and to external factors, such as salaries paid to similarly situated executive officers by like-sized companies.  The Committee considers the evaluation and recommendation of the CEO in determining the base salary of the other executive officers.  The Committee approves all executive officer base salaries for the next calendar year at its December meeting which become effective January 1.  Executive officers base salaries remain fixed throughout the year unless a promotion or other change in responsibilities occurs.  In accordance with his employment agreement, Mr. Corey’s base salary shall not be less than $525,000.  For 2009, as a result of the unprecedented economic conditions, the executive officers’ base salaries were not adjusted and were maintained at 2008 levels.  We determined that holding salaries flat was in the best interest of the Company and our shareholders.   Additionally, several NEOs, specifically Messrs. Corey, Strickler, Tervalon and Beaver, participated in a voluntary salary reduction during 2009.  These individuals worked without pay, thereby forfeiting a portion of their salary, to align with the other cost reductions undertaken by the Company during the course of the year. These cost reductions included, among many other initiatives, temporary salary reductions, furloughs and lay-offs for many of our employees.  The “Salary” column of the Summary Compensation Table lists the NEO’s base salary for 2009.

Annual Incentive Awards

Our executive officers participate in the Annual Incentive Plan (“AIP”) which provides for annual cash payments based on the achievement of specific financial goals.  We believe that a substantial portion of each executive’s overall compensation should be tied to quantifiable measures of financial performance.  Due to the market decline and economic downturn that began in late 2008 which necessitated the Company to modify its business plan, the Committee approved the Company’s 2009 AIP targets and metrics in February 2009.  The AIP targets are expressed as a percentage of the executive officer’s base salary.  Per our competitive compensation review, it was determined that our existing percentages fell within competitive market targets, therefore, no changes to the AIP percentages were implemented for 2009.

The 2009 AIP is comprised of consolidated financial performance metrics for all participants.  The financial performance elements, weighting, target metrics and achievement are summarized as follows:

	Weight	Target Metric	Achievement
Operating profit	30%	$18.1 million	-
Return on invested capital	20%	6.15%	-
Free cash flow	30%	$14.7 million	-
Diversified sales growth	20%	$75.0 million	200%

The financial performance target metrics were based on the Company’s 2009 business plan and were intended to be aggressive but achievable based on industry conditions known at the time they were established.  Under the 2009 AIP, the minimum level for achievement for each metric was based on 80% of target while the maximum level was based on 130% of target.  The following table indicates the 2009 AIP target and the achievement for the following NEOs:

	Target (Percent of Base Salary)	Target	Achieved

John C. Corey	80%	$512,000	$204,800
George E. Strickler	55%	181,913	72,765
Mark J. Tervalon	45%	131,400	52,560
Thomas A. Beaver	45%	123,525	49,410
Vincent F. Suttmeier	45%	97,650	39,060

For each performance metric, specific levels of achievement for minimum, target and maximum were set as described above.  At target, 100% payout is achieved for each element of the plan; at maximum, 200% payout is achieved; and at minimum, 50% payout is achieved.  Below the minimum target, no incentive compensation is earned.  The AIP prorates incentive compensation earned between the minimum and maximum levels.  The payment of compensation under the 2009 plan was subject to our overall performance and is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentive Awards

Under the LTIP, all executive officers may be granted share options, restricted shares and other equity-based awards.  We believe that long term incentive awards are a valuable motivation and retention tool and provide a long-term performance incentive to management.  The determination of the number of restricted shares awarded is calculated based on the fair value of the shares at the time of grant as a percentage of base salary.  The percentages are typically representative of the competitive market data obtained during the annual compensation review process described above.  The expected shares are subject to adjustment based on differences in the scope of the executive officer’s responsibilities, performance and ability.  In 2009, due to the depressed market price of our common shares at the time of our regular annual equity grants, we were unable to issue the full number of restricted shares per the calculation above from the pool of available common shares under the LTIP.  To continue to offer competitive long-term incentives to our executives at full value, we adopted the Long-Term Cash Incentive Plan (“LTCIP”), which was approved by our shareholders at the 2009 Annual Meeting of Shareholders, to make up the difference between the competitive long-term incentive levels and that available for grant under the LTIP.

The Company views long-term equity-based incentives as an important tool for retaining executive talent.  For 2009, we granted to our executive officers time-based restricted shares under the LTIP equal to the equivalent of 50% of the fair value calculation discussed above.   If the executive officer remains an employee at the end of the three year vesting period, the time-based restricted common shares will vest and no longer be subject to forfeiture on that date.  The grant date fair value of the time-based restricted common shares is included in the “Stock Awards” column of the Summary Compensation Table.  The time-based restricted common shares awarded in 2009 are included in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table.

The Company also views long-term performance-based incentives as key to linking our executive officers’ overall compensation to shareholder return.  For 2009, we granted performance-based awards under the LTCIP to our executive officers targeting the remaining 50% of the long-term incentive fair value calculation discussed above.  The awards are subject to forfeiture based on our actual earnings per share (“EPS”) performance over a three year period, when compared to minimum, target and maximum EPS amounts over the same period.  For the 2009 grants, the performance period EPS was established from our budgeted EPS with a 10% annual growth factor for years two and three, resulting in a target EPS of $0.86.  Minimum EPS was established at 50% of target and maximum EPS was established at 150% of target.  This metric was intended to be aggressive but achievable based on industry conditions known at that time.  Provided the executive officer remains employed, and depending on EPS performance, the amount of cash incentive award no longer subject to forfeiture prorates between minimum and maximum amounts. Actual EPS performance below the minimum level results in no payout.  The performance–based cash incentives awarded in 2009 are included in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards table.

The Committee’s practice has been to approve the awards under the LTIP and LTCIP at the first regular meeting of the calendar year.  Awards in 2009 were granted at the March 2009 meeting, the first regularly scheduled meeting.  As a general practice, awards under the LTIP and LTCIP are approved once a year unless a situation arises whereby a compensation package is approved for a newly hired or promoted executive officer and equity-based compensation is a component.

Included in “Stock Awards” in the Summary Compensation Table for 2008 and 2007 are equity-based performance awards granted under the LTIP.  The amounts disclosed represent the fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 at the date of grant.  When the awards were granted, the financial performance target levels were intended to be aggressive but achievable based on information known at the time.  The subsequent economic and industry downturn has negatively affected the financial performance of the Company.  This has resulted in no performance-based restricted common shares earned under the 2007 performance-based awards and it is unlikely that any of the 2008 performance-based restricted common share awards will be earned.

Perquisites

The Company provides executive officers with perquisites the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites provided to executive officers.

Perquisites that are provided to executive officers are different by individual and could include an auto allowance, fully paid premiums for healthcare coverage, and country club dues.  The incremental costs of the perquisites listed above for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements

In early 2006, the Company entered into a negotiated employment agreement with Mr. Corey that provided for a minimum base salary of $525,000, participation in the annual incentive plan at a minimum target of 70% of base salary; a monthly car allowance; reimbursement of country club dues and a one-time initiation fee; reimbursement of Mr. Corey’s premium on his life insurance policy; participation in the Company’s customary benefit plans and reimbursement of out-of-pocket healthcare expenses not to exceed $5,000 per covered family member on an annual basis.  Mr. Corey was awarded 150,000 restricted common shares under the LTIP, which vested over three years and are no longer subject to risk of forfeiture.

In addition, if Mr. Corey is terminated by the Company without cause, the Company will be obligated to provide as severance the same compensation and benefits described below under “Potential Change in Control and Other Post-Employment Payments.”

The Company has not entered into employment agreements with any other NEO.

Severance Plan

The Company adopted the Officers’ and Key Employees’ Severance Plan (the “Severance Plan”) in October 2009.  The NEOs covered under the Severance Plan include Messrs. Strickler, Tervalon, and Beaver.  If a covered executive is terminated by the Company without cause, the Company will be obligated under the Severance Plan to pay the executive’s salary for 12 months (18 months in the case of the Chief Financial Officer, Mr. Strickler) and continue health and welfare benefits coverage over the same period of time.  Mr. Corey’s severance protection is provided in his employment agreement as described below under “Potential Change in Control and Other Post-Employment Payments.”

Retention Agreements

In October 2009, the Company entered into letters of agreement to serve as retention awards with certain of the NEOs.  These NEOs included Messrs. Corey, Strickler, Tervalon, and Beaver.  Under the letters of agreement, should the NEO remain employed through October 5, 2010, he will receive a payment equal to $640,000 for Mr. Corey, $330,750 for Mr. Strickler, $146,000 for Mr. Tervalon, and $137,250 for Mr. Beaver.

Termination and Change in Control Payments

The Company has entered into change in control agreements with our NEOs and certain other senior management employees.  These agreements are designed to promote stability and continuity of senior management, both of which are in the best interest of Stoneridge and our shareholders.  Our termination and change in control provisions for the NEOs are summarized below under “Potential Change in Control and Other Post-Employment Payments.”

Deferred Compensation

Executive officers, as well as other key employees, may elect to have all or a portion of their base salary, annual incentive and equity-based compensation deferred until a future date pursuant to the Stoneridge, Inc. Employees’ Deferred Compensation Plan.  This plan provides participants with a cost-effective tool to save for retirement or another specific financial need.  Employees may elect to defer receipt of the compensation for three or five years from the last day of the calendar year in which it was deferred or until the date the employee separates from service.  Amounts related to deferred cash compensation earn interest at a rate equal to the prime rate plus one percentage point, compounded quarterly.  Distributions of deferred compensation may be made in a lump sum payment, five equal, annual installments or ten equal, annual installments.  Due to minimal participation, in December 2009, the Company terminated the Employees’ Deferred Compensation Plan.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million that is paid to a company’s CEO and the other NEOs.  Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including performance share award grants and annual incentive awards, to NEOs whose compensation may be subject to Section 162(m) in a manner that satisfies the statute’s requirements.  Currently, all annual compensation is designed to be deductible under Section 162(m); however, in the future, the Committee may determine that it is appropriate to pay compensation which is not deductible.

Accounting Treatment of Compensation

As one of many factors, the Committee considers the financial impact in determining the amount of and allocation of the different pay elements, including FASB ASC Topic 718 implications of the long-term incentives.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Kim Korth, Chairwoman
Jeffrey P. Draime
Douglas C. Jacobs
William M. Lasky

Summary Compensation Table

The following table provides information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer, our three most highly compensated executive officers for 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)

John C. Corey	2009	$615,439	$304,372	$204,800	$71,799	$1,196,410
President & Chief Executive Officer	2008	640,000	1,310,709	480,768	85,679	2,517,156
	2007	610,000	1,260,744	537,532	86,467	2,494,743

George E. Strickler	2009	324,430	87,907	72,765	27,290	512,392
Executive Vice President, Chief	2008	330,750	379,104	194,359	35,325	939,538
Financial Officer & Treasurer	2007	315,000	336,840	211,625	30,397	893,862

Mark J. Tervalon	2009	283,987	53,091	52,560	21,995	411,633
Vice President & President of the	2008	292,000	228,324	157,943	22,368	700,635
Stoneridge Electronics Division	2007	278,250	228,570	128,336	45,280	680,436

Thomas A. Beaver	2009	269,221	42,244	49,410	20,985	381,860
Vice President of Global	2008	274,500	182,013	151,565	30,902	638,980
Sales & Systems Engineering	2007	267,800	186,465	168,352	26,765	649,382

Vincent F. Suttmeier	2009	217,000	24,290	39,060	5,466	285,816
Vice President of Enterprise	2008	217,000	105,546	63,375	19,547	405,468
Planning & Performance	2007	213,000	120,300	116,985	13,510	463,795
___________________

(1)
The amounts included in the “Stock Awards” column represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718  For a discussion of valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.  For 2009, all stock awards issued to the NEOs were time-based and amounts included in the above table are the maximum earnable under the award.  For 2008 and 2007, time- and performance-based stock awards were issued to our NEOs.  The performance-based awards were expected to vest and no longer be subject to forfeiture at the target levels when granted.  The following table summarizes grant date fair value of the time-and performance-based awards as well as the maximum award that could be earned under the performance-based grants for the 2008 and 2007 stock awards:

	2008 Stock Awards			2007 Stock Awards
	Time Based	Target Performance Based	Maximum Performance Based	Time Based	Target Performance Based	Maximum Performance Based
Mr. Corey	$628,968	$681,741	$1,022,612	$630,372	$630,372	$945,558
Mr. Strickler	182,013	197,091	295,637	168,420	168,420	252,630
Mr. Tervalon	109,854	118,470	177,705	114,285	114,285	171,428
Mr. Beaver	87,237	94,776	142,164	93,233	93,233	139,849
Mr. Suttmeier	50,619	54,927	82,391	60,150	60,150	90,225

Please see the “Grants of Plan-Based Awards for 2009” table for more information regarding the restricted common share awards granted in 2009.

(2)
The amount shown for each NEO in the “Non-Equity Incentive Plan Compensation” column is attributable to an annual incentive award earned under the AIP in the fiscal year listed.  Mr. Corey elected to defer 50% of his 2007 annual incentive award when paid.

(3)	The amounts shown for 2009 in the “All Other Compensation” column are comprised of the following:

	Auto Allowance	401(k) Contribution	Life Insurance	Gross-Up on Life Insurance	Healthcare Costs	Gross-Up on Healthcare Costs	Group Term Life Insurance	Club Dues	Other	Total
Mr. Corey	$14,400	$6,341	$14,056	$9,900	$7,462	$5,256	$7,524	$3,952	$2,908	$71,799
Mr. Strickler	9,000	3,340	-	-	-	-	4,847	5,512	4,591	27,290
Mr. Tervalon	-	4,158	-	-	-	-	240	12,861	4,736	21,995
Mr. Beaver	14,400	4,079	-	-	-	-	1,032	-	1,474	20,985
Mr. Suttmeier	-	2,103	-	-	-	-	1,413	-	1,950	5,466

Grants of Plan-Based Awards for 2009

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(2)	Option Awards ($)(3)

John C. Corey		$647,814	$1,295,628	$2,199,443
	3/3/2009				170,040	$304,372
George E. Strickler		204,109	408,219	703,283
	3/3/2009				49,110	87,907
Mark J. Tervalon		134,054	268,109	467,863
	3/3/2009				29,660	53,091
Thomas A. Beaver		116,129	232,256	410,147
	3/3/2009				23,600	42,244
Vincent F. Suttmeier		80,080	160,160	289,065
	3/3/2009				13,570	24,290

(1)
The amounts shown reflect awards granted under the Company’s 2009 AIP and LTCIP.  In February 2009, the Compensation Committee approved the 2009 target AIP awards expressed as a percentage of the executive officer’s 2009 base salary, and Company performance measures for the purpose of determining the amount paid out under the AIP for each executive officer for the year ended December 31, 2009.  In March 2009, the Compensation Committee approved long-term performance-based cash awards for executive officers.  Please see Compensation Discussion and Analysis – Annual Incentive Awards and Long-Term Incentive Awards for more information regarding the Company’s 2009 awards and performance measures.  The following table lists the threshold, target and maximum award granted under each of the plans for 2009:

	AIP Awards			LTCIP Awards
	Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Corey	$256,000	$512,000	$1,024,000	$391,814	$783,628	$1,175,443
Mr. Strickler	90,956	181,913	363,825	113,153	226,306	339,458
Mr. Tervalon	65,700	131,400	262,800	68,354	136,709	205,063
Mr. Beaver	61,763	123,525	247,050	54,366	108,731	163,097
Mr. Suttmeier	48,825	97,650	195,300	31,255	62,510	93,765

(2)
The amounts shown reflect grants of time-based restricted shares (“TBRS”) under the Company’s LTIP.  The TBRS granted on March 3, 2009 will vest and no longer be subject to forfeiture on the third anniversary of the date of grant (assuming the grantee is still employed on that date).

(3)
The amounts included in “Fair Value of Awards” column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

John C. Corey	10,000	$15.725	5/10/2014	52,400(3)	$472,124	78,600(6)	$708,186
				58,400(4)	526,184	94,950(7)	855,500
				170,040(5)	1,532,060

George E. Strickler	-	-	-	2,500(2)	22,525	21,000(6)	189,210
				14,000(3)	126,140	27,450(7)	247,325
				16,900(4)	152,269
				49,110(5)	442,481

Mark J. Tervalon	4,000	10.385	2/4/2013	9,500(3)	85,595	14,250(6)	128,393
				10,200(4)	91,902	16,500(7)	148,665
				29,660(5)	267,237

Thomas A. Beaver	20,000	10.385	2/4/2013	7,750(3)	69,828	11,625(6)	104,741
				8,100(4)	72,981	13,200(7)	118,932
				23,600(5)	212,636

Vincent F. Suttmeier	2,500	7.820	7/28/2010	5,000(3)	45,050	7,500(6)	67,575
	4,000	7.925	2/8/2012	4,700(4)	42,347	7,650(7)	68,927
	2,000	10.385	2/4/2013	13,570(5)	122,266

(1)	Based on the closing price of the Company’s common shares on December 31, 2009 ($9.01), as reported on the New York Stock Exchange.

(2)	These time-based restricted shares vested on January 11, 2010.

(3)	These time-based restricted shares vested on February 25, 2010.

(4)	These time-based restricted shares vest on March 2, 2011.

(5)	These time-based restricted shares vest on March 8, 2012.

(6)
These performance-based restricted shares were scheduled to vest on February 25, 2010 subject to achievement of specified financial performance metrics.  Achievement of the specified performance metrics was not met and these performance-based shares were forfeited on February 25, 2010.

(7)	These performance-based restricted shares are scheduled to vest on March 2, 2011 subject to achievement of specified financial performance metrics.

Option Exercises and Stock Vested for 2009

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John C. Corey	131,131	$573,004
George E. Strickler	49,315	236,090
Mark J. Tervalon	22,705	105,729
Thomas A. Beaver	17,172	77,409
Vincent F. Suttmeier	17,172	77,409

Nonqualified Deferred Compensation for Fiscal Year 2009

Name	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)

John C. Corey	$21,202	$513,563
George E. Strickler	-	-
Mark J. Tervalon	454	10,996
Thomas A. Beaver	-	-
Vincent F. Suttmeier	-	-

Potential Change in Control and Other Post-Employment Payments

In July 2007, we entered into an Amended and Restated Change in Control Agreement (the “CIC Agreement”) with each NEO and certain other senior management employees.  Our change in control agreements were designed to provide for continuity of management in the event of change in control of the Company.  We think it is important for our executives to be able to react neutrally to a potential change in control and not be influenced by personal financial concerns.  We believe our arrangements are consistent with market practice.  For our NEOs, we set the level of benefits at two times base salary and average incentive award (described in detail below) to remain competitive with our select peer group.  Finally, all payments under the CIC Agreement are conditioned on a non-compete, non-solicitation and non-disparagement agreement.  The CIC Agreements replaced and superseded change in control agreements we previously entered into with these employees.  The Committee determined that amending and restating prior agreements was necessary to comply with recently adopted final regulation under Section 409A of the Code, to add a non-competition clause for our protection, to address ambiguity in the prior agreements and to add a conditional gross up of any excise tax imposed under  Section 280G of the Code.  In December 2008, we amended the CIC Agreement to comply with the requirements of Revenue Ruling 2008-13, which requires that all payments to executive to be based on actual results for performance-based payments.

We believe that the CIC Agreements should compensate executives displaced by a change in control and not serve as an incentive to increase personal wealth.  Therefore, our CIC Agreements are “double trigger” arrangements.  In order for the executives to receive the payments and benefits set forth in the agreement, both of the following must occur:

•	a change in control of the Company; and
•	a triggering event:
•	the Company separates NEO from service, other than in the case of a termination for cause, within two years of the change in control; or
•
NEO separates from service for good reason (defined as material reduction in NEO’s title, responsibilities, power or authority, or assignment of duties that are materially inconsistent to previous duties, or material reduction in NEO’s compensation and benefits, or require NEO to work from any location more than 100 miles from previous location) within two years of the change in control.

If the events listed above occur and the executive delivers a release to the Company, the Company will be obligated to provide the following to the executive:

•	two times the greater of the NEO’s annual base salary at the time of a triggering event or at the time of the occurrence of a change in control;
•	two times the greater of the NEO’s average annual incentive award over the last three completed fiscal years or the last five completed fiscal years;
•
an amount equal to the pro rata amount of annual incentive compensation the NEO would have been entitled to at the time of a triggering event calculated based on the performance goals that were achieved in the year in which the triggering event occurred;

•	continued life and health insurance benefits for twenty-four months following termination; and
•
a gross-up payment to provide the NEO with an amount, on an after-tax basis, equal to any excise taxes payable by the NEO under tax laws in connection with payments described above.  However, if the NEO’s total payments described above fall above the 280G limit (within the meaning of Section 280G of the Code) by 110% or less, then the total payments will be reduced to avoid triggering excise tax.

Upon a change in control as defined in the LTIP, the restricted common shares included on the “Outstanding Equity Awards at Year-End” table that are not performance-based vest and are no longer subject to forfeiture; the performance-based restricted common shares included on the “Outstanding Equity Awards at Year End” table vest and are no longer subject to forfeiture based on target achievement levels.

In October 2009, the Company adopted the Officers’ and Key Employees’ Severance Plan (the “Severance Plan”).  The named executive officers covered under the Severance Plan include Messrs. Strickler, Tervalon, and Beaver.  If a covered executive is terminated by the Company without cause, the Company will be obligated under the Severance Plan to pay the executive’s salary for 12 months (18 months in the case of the Chief Financial Officer, Mr. Strickler) and continue health and welfare benefits coverage over the same period of time.  Mr. Corey’s severance protection is provided in his employment agreement as described above.

No severance is payable if the NEO’s employment is terminated for “cause,” if they resign, or upon death.

Value of Payment Presuming Hypothetical December 31, 2009 Termination Date

Assuming the events described in the table below occurred on December 31, 2009, each NEO would be eligible for the following payments and benefits:

	Resignation	Termination Without Cause	Change in Control Only	Change in Control and NEO resigns for Good Reason or is Terminated without Cause	Disability	Death
John C. Corey
Base Salary	$-	$1,280,000	$-	$1,280,000	$160,000	$-
Annual Incentive Award	-	815,400	-	815,400	-	-
Long-term Incentive Award	-	217,674	783,628	783,628	217,674	217,674
Retention Award	-	640,000	-	640,000	-	-
Unvested and Accelerated Restricted Shares	-	1,193,005	2,530,368	2,530,368	472,124	472,124
Unvested and Accelerated Performance Shares	-	-	1,042,457	1,042,457	794,424	794,424
Deferred Compensation Plan	513,563	513,563	-	513,563	513,563	513,563
Health & Welfare Benefits	-	63,026	-	63,026	-	-
Tax Gross-Up	-	-	-	2,094,512	-	-
Total	$513,563	$4,772,668	$4,356,453	$9,762,954	$2,157,785	$1,997,785

George E. Strickler
Base Salary	$-	$496,125	$-	$661,500	$-	$-
Annual Incentive Award	-	-	-	319,166	-	-
Long-term Incentive Award	-	62,863	226,306	226,306	62,863	62,863
Retention Award	-	330,750	-	330,750	-	-
Unvested and Accelerated Restricted Shares	-	357,607	743,415	743,415	148,665	148,665
Unvested and Accelerated Performance Shares	-	-	291,023	291,023	219,892	219,892
Deferred Compensation Plan	-	-	-	-	-	-
Health & Welfare Benefits	-	28,455	-	37,940	-	-
Tax Gross-Up	-	-	-	635,046	-	-
Total	$-	$1,275,800	$1,260,744	$3,245,146	$431,420	$431,420

Mark J. Tervalon
Base Salary	$-	$292,000	$-	$584,000	$-	$-
Annual Incentive Award	-	-	-	229,600	-	-
Long-term Incentive Award	-	37,975	136,709	136,709	37,975	37,975
Retention Award	-	146,000	-	146,000	-	-
Unvested and Accelerated Restricted Shares	-	211,221	444,734	444,734	85,595	85,595
Unvested and Accelerated Performance Shares	-	-	184,705	184,705	141,405	141,405
Deferred Compensation Plan	10,995	10,995	-	10,995	10,995	10,995
Health & Welfare Benefits	-	18,675	-	37,351	-	-
Tax Gross-Up	-	-	-	-	-	-
Total	$10,995	$716,866	$766,148	$1,774,094	$275,970	$275,970

Thomas A. Beaver
Base Salary	$-	$274,500	$-	$549,000	$-	$-
Annual Incentive Award	-	-	-	246,218	-	-
Long-term Incentive Award	-	30,203	108,731	108,731	30,203	30,203
Retention Award	-	137,250	-	137,250	-	-
Unvested and Accelerated Restricted Shares	-	169,604	355,445	355,445	69,828	69,828
Unvested and Accelerated Performance Shares	-	-	149,116	149,116	114,398	114,398
Deferred Compensation Plan	-	-	-	-	-	-
Health & Welfare Benefits	-	6,823	-	13,646	-	-
Tax Gross-Up	-	-	-	-	-	-
Total	$-	$618,380	$613,292	$1,559,406	$214,429	$214,429

Vincent F. Suttmeier
Base Salary	$-	$-	$-	$434,000	$-	$-
Annual Incentive Award	-	-	-	146,280	-	-
Long-term Incentive Award	-	17,364	62,510	62,510	17,364	17,364
Unvested and Accelerated Restricted Shares	-	102,381	209,663	209,663	45,050	45,050
Unvested and Accelerated Performance Shares	-	-	91,001	91,001	70,626	70,626
Deferred Compensation Plan	-	-	-	-	-	-
Health & Welfare Benefits	-	-	-	3,301	-	-
Tax Gross-Up	-	-	-	-	-	-
Total	$-	$119,745	$363,174	$946,755	$133,040	$133,040

DIRECTORS’ COMPENSATION

Cash Compensation

Each non-employee director of the Company receives a retainer of $35,000 per year for serving as a director of the Company, $1,500 for attending each meeting of the Board of Directors and $750 for participating in each telephonic meeting of the Board of Directors.  The non-executive Chairman receives twice the annual retainer and Board meeting fees than the other directors. Committee members receive $1,000 for attending such meetings and $500 for participating in telephonic meetings.  The Audit Committee chairman receives additional compensation of $10,000 per year and the Compensation Committee and Nominating and Corporate Governance Committee chairperson each receives additional compensation of $5,000 per year.  Additionally, in 2009, directors were paid an additional cash award granted to supplement the fair value of the annual grant of restricted shares due to the depressed market value of our common shares and the number of shares available under the Directors’ Plan at the time of grant.  Directors who are also employees of the Company are not paid additional compensation for serving as a director. The Company reimburses out-of-pocket expenses incurred by all directors in connection with attending Board of Directors’ and committee meetings.

Equity Compensation

Pursuant to the Directors’ Plan, non-employee directors are eligible to receive awards of restricted common shares.  In 2009, Messrs. Draime, Epstein, Jacobs, Linehan and Ms. Korth were granted 7,300 restricted common shares; Mr. Lasky was granted 14,600 restricted common shares and Messrs. Kaplan and Schlather were granted 4,152 restricted common shares.  The restrictions for those shares lapsed on March 9, 2010.

Deferred Compensation

A non-employee director may elect to have all or a portion of his or her retainer fees, meeting fees and equity compensation deferred until a future date pursuant to the Stoneridge, Inc. Outside Directors’ Deferred Compensation Plan.  Directors may elect to defer receipt of the compensation for three or five years from the last day of the calendar year in which it was deferred or until the date the director separates from service.  Amounts related to deferred cash compensation earn interest at a rate equal to the prime rate plus one percentage point, compounded quarterly.  Distributions of deferred compensation may be made in a lump sum payment, five equal, annual installments or ten equal, annual installments.  In December 2009, the Stoneridge, Inc. Outside Directors’ Deferred Compensation Plan was terminated.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Jeffrey P. Draime	$85,083	$12,556	$97,639
Sheldon J. Epstein	66,397	12,556	78,953
Douglas C. Jacobs	93,899	12,556	106,455
Ira C. Kaplan	61,776	21,881	83,657
Kim Korth	88,366	12,556	100,922
William M. Lasky	175,666	25,112	200,778
Earl L. Linehan	64,680	12,556	77,236
Paul J. Schlather	62,276	21,881	84,157

(1)
The amounts included in the “Stock Awards” column represent fair value at grant date of restricted shares awards to directors, computed in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

OTHER INFORMATION

Shareholder’s Proposals for 2011 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), at the Company’s 2011 Annual Meeting of Shareholders must be received by the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before December 20, 2010, for inclusion in the Company’s proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders.  In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at the address listed in the immediately preceding sentence not later than March 6, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and owners of more than 10% of the Company’s common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s common shares and other equity securities.  Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and more than 10% beneficial owners were complied with, except Messrs. Strickler and Tervalon each filed late one Form 4 related to two transactions and Messrs. Beaver, Corey, Sloan and Suttmeier each filed late one Form 4 related to one transaction.

Other Matters

If the enclosed proxy card is executed and returned to us, the persons named in it will vote the common shares represented by that proxy at the meeting.  The form of proxy permits specification of a vote for the election of directors as set forth under “Election of Directors” above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.  When a choice has been specified in the proxy, the common shares represented will be voted in accordance with that specification.  If no specification is made, those common shares will be voted at the meeting to elect directors as set forth under “Election of Directors” above, FOR the proposals (i) to ratify the appointment of Ernst & Young as the Company’s independent auditors for the year ending December 31, 2010; (ii) to approve the amendment to the LTIP; and (iii) to approve the amendment to the Directors’ Plan.

The holders of shares of a majority of the common shares outstanding on the record date, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at the Annual Meeting of Shareholders.  Under Ohio law and the Company’s Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum has been achieved at the meeting.  Abstentions will, in effect, be votes against the proposals relating to the ratification of Ernst & Young and approval of the amendments to the LTIP and Directors’ Plan.  Broker non-votes will not be considered votes cast on the Ernst & Young ratification proposal or the proposals to approve the amendments to the LTIP and Directors’ Plan and, therefore, will not have a positive or negative effect on the outcome of those proposals.  Director nominees who receive the greatest number of affirmative votes will be elected directors.  The proposals to approve the ratification of Ernst & Young and to approve the amendments to the LTIP and Directors’ Plan must receive the affirmative vote of a majority of the Company’s common shares cast at the meeting.  All other matters to be considered at the meeting require for approval the favorable vote of a majority of the common shares cast at the meeting in person or by proxy (or such different percentage as established by applicable law).  If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment.  The Company does not know of any other matter that may be presented for action at the meeting and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

By order of the Board of Directors,

ROBERT M. LOESCH,
Secretary

Dated:   April 20, 2010

APPENDIX A

STONERIDGE, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN, AS AMENDED

SECTION 1.       Purpose; Definitions.

The purpose of the Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”) is to enable Stoneridge, Inc. (the “Company”) and its Subsidiaries (as defined below) to attract, retain and reward key employees of the Company and of its Subsidiaries and to strengthen the mutuality of interests between those employees and the Company’s shareholders by offering such employees equity or equity-based incentives thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.

For purposes of the Plan, the following terms are defined as follows:

(a)           “Award” means any award of Stock Options, Restricted Shares, Deferred Shares, Share Purchase Rights, Share Appreciation Rights or Other Share-Based Awards under the Plan.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:

(1)           misappropriation of funds from the Company or dishonesty in the course of fulfilling the participant’s employment duties;

(2)           conviction of a felony;

(3)           commission of a crime or act or series of acts involving moral turpitude;

(4)           commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;

(5)           breach of any material term of an employment agreement, if any;

(6)           willful and repeated failure to perform the duties associated with the participant’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the participant; or

(7)           failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the participant or the Company.

The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(d)           “Change in Control” has the meaning set forth in Section 11(b).

(e)           “Change in Control Price” has the meaning set forth in Section 11(d).

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)           “Committee” means the Committee referred to in Section 2 of the Plan.

(h)           “Company” means Stoneridge, Inc., an Ohio corporation, or any successor corporation.

(i)           “Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 7.

(j)           “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)           “Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

(m)           “Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

(n)           “Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries.

(n)           “Non-Employee Director” has the meaning set forth in Section 16 of the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission (the “Commission”).

(o)           “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p)           “Other Share-Based Awards” means an Award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(q)           “Outside Director” has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(r)           “Plan” means the Stoneridge, Inc. Amended and Restated Long-Term Incentive Plan, as amended from time to time.

(s)           “Potential Change in Control” has the meaning set forth in Section 11(c).

(t)           “Restricted Shares” means an Award of Shares that is granted pursuant to Section 6 and is subject to restrictions.

(u)           “Section 16 Participant” means a participant under the Plan who is then subject to Section 16 of the Exchange Act.

(v)	“Shares” means the Common Shares, without par value, of the Company.

(w)           “Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 9.

(x)           “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(y)           “Share Purchase Right” means an Award of the right to purchase Shares that is granted pursuant to Section 8.

(z)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.  For purposes of Section 409A of the Code and the regulations thereunder “at least 50%” is to be used instead of “at least 80%” in applying the tests to determine whether a corporation is a service recipient.

SECTION 2.  Administration.

The Plan shall be administered by the Compensation Committee of the Board or such other committee authorized by the Board to administer the Plan (the “Committee”), or absent the Committee, the full Board.  The Committee shall consist of not less than three directors of the Company all of whom shall be Outside Directors, Non-Employee Directors and Independent Directors (as defined by the listing standards of the NYSE if the Company’s Shares are traded on the New York Stock Exchange).  Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.

The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Awards to be granted to each participant, the consideration, if any, to be paid for any Awards, the timing of any Awards, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants.  As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in a manner consistent with applicable law and provided that such participant’s compensation is not subject to the limitations of Section 162(m) of the Code.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them.  No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

SECTION 3.  Shares Subject to the Plan.

(a)           Aggregate Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 3,000,000, pursuant to which the maximum number of Shares which may be issued subject to Incentive Stock Options is 500,000.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)           Forfeiture or Termination of Awards of Shares.  If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares.  For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights or the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

(c)           Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights granted under the Plan, in the number of Share Appreciation Rights granted under the Plan, in the number of underlying Shares granted under the Plan will be based on, and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion; but the number of Shares subject to any Award shall always be a whole number.  Any fractional Shares shall be eliminated.

(d)           Annual Award Limit.  No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 400,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.

SECTION 4.  Eligibility.

Grants may be made from time to time to those officers and other key employees of the Company who are designated by the Committee in its sole and exclusive discretion.  Eligible persons may include, but shall not necessarily be limited to, officers and key employees of the Company and any Subsidiary; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company or  a Subsidiary.  The Committee may grant more than one Award to the same eligible person.  No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.

SECTION 5.  Stock Options.

(a)         Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c).  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types which shall be indicated on their face:  (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.  Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

(b)         Terms and Conditions.  Options granted under the Plan shall be evidenced by an agreement (“Option Agreements”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)           Option Price.  The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2)           Option Term.  The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3)           Exercise.  Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant; but, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant.  If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

(4)           Method of Exercise.  Subject to any installment exercise provisions that apply with respect to any Stock Option, and the six-month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept.  The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

No Shares shall be issued on an exercise of an Option until full payment has been made.  A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 15(a) and those Shares have been issued to him.

(5)           Non-Transferability of Options.  No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer without consideration the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option.  The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6)	Termination of Employment.

(i)           Termination by Death.  Subject to Sections 5(b)(3) and 5(c), if any participant’s employment with the Company or any Subsidiary terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable.  If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of death.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(ii)           Termination by Reason of Disability.  Subject to Sections 5(b)(3) and 5(c), if a participant’s employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable.  If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of such termination of employment; and if the participant dies within that two-year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(iii)           Termination for Cause.  Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited.

(iv)           Other Termination.  Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary terminates for any reason other than death, Disability or for Cause, all Stock Options held by that participant shall thereupon terminate three months after the date employment terminates.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited.

(v)           Leave of Absence.  In the event a participant is granted a leave of absence by the Company or any Subsidiary to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary during such leave of absence or any extension thereof granted by the Company or such Subsidiary.  Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

(c)           Incentive Stock Options.  Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply).  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.

SECTION 6.  Restricted Shares.

(a)           Grant.  Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 6(b).

The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

(b)           Terms and Conditions.  Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.  A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1)           The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2)           Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 6(b)(1).

(3)           Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of those Restricted Shares.  The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4)           The Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5)           Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award.  The Restriction Period shall not be less then six months and one day in duration (“Minimum Restriction Period”) unless otherwise determined by the Committee at the time of grant.  Subject to these limitations and the Minimum Restriction Period requirements, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

(6)           Except as provided in this Section 6(b)(6), Section 6(b)(5) and Section 6(b)(7) the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends.  The Committee, in its sole discretion, as determined at the time of an Award, may require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 15(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested.  Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7)           No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Shares Agreement, the participant may transfer without consideration the Restricted Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares.  The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(8)           Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates by reason of death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(9)           Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates by reason of Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(10)          Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

SECTION 7.       Deferred Shares.

(a)           Grant.   Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 7(b).

The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.

(b)           Terms and Conditions.  Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)           The purchase price for Deferred Shares shall be determined at the time of grant by the Committee.  Subject to the provisions of the Plan and the Award agreement referred to in Section 7(b)(8), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.  At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(8), when applicable), stock certificates shall be delivered to the participant, or his legal representative, for the Shares covered by the Deferred Share Award.  The Deferral period applicable to any Deferred Share Award shall not be less than six months and one day (“Minimum Deferral Period”).

(2)           Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at the time of the Award.

(3)           No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer without consideration the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that  the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares.  The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(4)           Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary terminates by reason of death, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(5)           Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary terminates by reason of Disability, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(6)           Unless otherwise determined by the Committee at the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(7)           A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 7 and such other terms as are determined by the Committee, all in its sole discretion.  Subject to any exceptions approved by the Committee, such election may be made only if and to the extent permitted and in accordance with Section 409A of the Code.

(8)           Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

SECTION 8.  Share Purchase Rights.

(a)           Grant.  Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 8(b).  The Shares subject to the Share Purchase Rights must be purchased at the Fair Market Value of such Shares on the date of grant.  Subject to Section 8(b) hereof, the Committee may also impose such forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.

(b)           Terms and Conditions.  Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable and shall generally be exercisable for such period as shall be determined by the Committee.  However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than six months and one day after the grant date.  Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

SECTION 9.  Share Appreciation Rights.

(a)           Grant.  Share Appreciation Rights may be granted in connection with all or any part of an Option.  Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant’s Option Agreement.

(b)           Terms and Conditions.  The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1)           Rights.  Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.  The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

(2)           Surrender of Option.  Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable.  The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash.  The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on the following:  the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise.

(3)           Exercise.  In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires.  A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

(4)           Method of Exercise.  Share Appreciation Rights may be exercised by the participant’s giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5)           Payment.  The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement.  The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised.  Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 10.  Other Share-Based Awards.

(a)           Grant.  Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, and Share Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b).  The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to then value of the Shares or Other Share-Based Awards.

The provisions of Other Share-Based Awards need not be the same with respect to each participant.

(b)           Terms and Conditions.  Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(1)           Subject to the provisions of this Plan and the Award agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses.  All Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods ) of six months and one day (“Minimum Holding Period”).

(2)           Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently, interest or dividends with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3)           Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

(4)           In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.

(5)           Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6)           Shares (including securities convertible into Shares) issued on a bonus basis under this Section 10 shall be issued for no cash consideration.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at the Fair Market Value of the Shares on the date of grant.  The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7)           In the event that any “derivative security, ” as defined in Rule 16a-1(c) (or any successor thereof) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 10 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

SECTION 11.  Change In Control Provision.

(a)           Impact of Event.  Notwithstanding any other provisions hereof or in any agreement to the contrary, in the event of:  (i) a “Change in Control” as defined in Section 11(b) or (ii) a “Potential Change in Control” as defined in Section 11(c), the following acceleration and valuation provisions shall apply:

(1)           Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(2)           Any Share Appreciation Rights shall become immediately exercisable;

(3)           The restrictions applicable to any Restricted Shares Awards, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

(4)           The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control or Potential Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 11(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred;

(b)           Definition of Change in Control.  For purposes of Section 11(a), a “Change in Control” means the occurrence of any of the following:  (i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; (ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company; (iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board of Directors, or becomes the beneficial owner of securities of the Company representing 25% or more of the voting power of the Company’s outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board of Directors, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

(c)           Definition of Potential Change in Control.  For purposes of Section 11(a), a “Potential Change in Control” means the happening of any one of the following:

(1)           The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

(2)           The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 15% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(d)           Change in Control Price.  For purposes of this Section 11, “Change in Control Price,” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, when applicable, the occurrence of the Potential Change in Control event).

SECTION 12. Form and Timing of Payment Under Awards; Deferrals.

Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 13 hereof), payments to be made by the Company, a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer or in installments; provided, however, that settlement in other than Shares must be authorized by the applicable Award Agreement.  The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however, that settlement in cash must be authorized by the applicable Award Agreement.  The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement.  If and to the extent permitted by and in accordance with Section 409A of the Code and the regulations thereunder, installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or other amounts in respect of installment or deferred payments denominated in Shares.

SECTION 13.     Amendments and Termination.

The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent, or (ii) require shareholder approval under any applicable law, rule, regulation or listing standard of an exchange or market on which the Shares are listed and/or traded, unless such shareholder approval is received.  The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or the listing standards of an exchange or market on which the Shares are listed and/or traded to be approved by the shareholders.

The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent.

Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 14.  Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.

SECTION 15.  General Provisions.

(a)           The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof.  The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for those Shares to make appropriate reference to such restrictions.

(b)           Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)           Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary might have done if the Plan had not been adopted.

(d)           For purposes of this Plan, a transfer of a participant between the Company and its Subsidiaries shall not be deemed a termination of employment.

(e)           No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount.  Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement.  Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing the Award or be approved by the Committee, in its sole discretion.  The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.  Shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on Restricted Shares or the exercise of Options or Share Appreciation Rights granted under the Plan or upon any other payment or issuance of shares under the Plan will not be available for the use of new awards under the Plan.

(f)           The actual or deemed reinvestment of dividends in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Share Purchase Rights and other Plan Awards).

(g)           The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

(h)           All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

(i)           The provisions of Awards need not be the same with respect to each participant.

(j)           In the event that an Award granted pursuant to the Plan shall constitute  “non-qualified deferred compensation” within the meaning of  Section 409A of the Code, the terms of the Plan as they apply to such Award shall be interpreted to comply with Section 409A of the Code.  To the extent that an Award which is subject to Section 409A shall be payable to a participant who is a “specified employee” on account of his “separation from service” as such terms are defined in Section 409A and the Treasury regulations thereunder,  such payment shall not occur until the date which is six (6) months and one (1) day  after the participant’s  separation from service.

SECTION 16.     Shareholder Approval; Effective Date of Plan.

The Company’s Amended and Restated Long-Term Incentive Plan, as amended, was adopted by the Board of Directors on February 15, 2010, and is subject to the approval by the holders of the Company’s outstanding Shares, in accordance with applicable law and the listing standards of the New York Stock Exchange.  This Amended and Restated Long-Term Incentive Plan, as amended, will become effective on the date of such shareholder approval.  The amendment, among other things, adds 1,500,000 Shares to the Plan in Section 3 bringing the total Shares available for issuance pursuant to the Plan to 3,000,000.

SECTION 17.    Term of Plan.

No Award shall be granted pursuant to the Plan on or after April 24, 2016, but Awards granted prior to such date may extend beyond that date.

APPENDIX B

STONERIDGE, INC.
AMENDED
DIRECTORS’ RESTRICTED SHARES PLAN

1.           Purpose of Plan.

The purpose of this Amended Directors’ Restricted Shares Plan (the “Plan”) of Stoneridge, Inc., an Ohio corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing Eligible Directors (as defined in Section 3, below) with (a) an opportunity to participate in the Company’s future prosperity and growth and (b) an incentive to increase the value of the Company based on the Company’s performance, development, and financial success.  These objectives will be promoted by granting to Eligible Directors restricted Common Shares, without par value, of the Company (the “Restricted Shares”).

2.           Administration of Plan.

The Plan will be administered by the Board of Directors (the “Board”).  The Board shall have the power and authority to:  (a) approve the grant of Restricted Shares to Eligible Directors (such Eligible Directors, “Participants”); (b) approve the terms and conditions, not inconsistent with the terms hereof, of any grant of Restricted Shares, including without limitation time and performance restrictions, and approve the form of Restricted Shares Grant Agreement (as defined in Section 5, below); (c) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (d) interpret the terms and provisions of the Plan and any agreements relating thereto; and (e) take any other actions the Board considers appropriate in connection with, and otherwise supervise the administration of the Plan, all in a manner consistent with the other provisions of the Plan.

3.           Participants in Plan.

The persons eligible to receive Restricted Shares under the Plan shall be those directors of the Company who are not employees or officers (provided, however, such person may be the Secretary) of the Company or any subsidiary of the Company (any such person, an “Eligible Director”).

4.           Shares Subject to Plan.

The maximum aggregate number of Common Shares that may be issued under the Plan as Restricted Shares shall be 500,000 Common Shares, without par value (the amendment to the Plan adds an additional 200,000 Common Shares to the Plan, which originally had authorized a total of 300,000 Common Shares).  The shares that may be issued under the Plan may be authorized but unissued shares or issued shares reacquired by the Company and held as Treasury Shares. In the event of a reorganization, recapitalization, share split, share dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Company will make such adjustments as it deems appropriate in the number and kind of Common Shares reserved for issuance under the Plan.  In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Restricted Shares that were granted hereunder and that are outstanding on the date of such event shall immediately vest and no longer be subject to forfeiture on the date of such event.

5.           Grant, Issuance of Restricted Shares.

The Restricted Shares issued by the Company in connection with the Restricted Share grants made under the Plan shall be authorized by the Board and shall be made in accordance with, and subject to the terms of a written agreement (the “Restricted Shares Grant Agreement”) in the form approved by the Board from time to time.  To be effective, any such Restricted Shares Grant Agreement, shall be signed by an officer of the Company authorized by the Board, and signed by the Participant, set forth the terms and other conditions to which the award of Restricted Shares is subject, if any, the period of time that the Restricted Shares are subject to forfeiture, if any, and state that such Restricted Shares are subject to all the terms and conditions of the Plan and such other terms and conditions, not inconsistent with the Plan, as the Board may approve.  The date on which the Board approves the granting of the Restricted Shares shall be deemed to be the date on which the Restricted Shares are granted for all purposes, unless the Board otherwise specifies in its approval.

The Board may, in its sole discretion, provide in the written agreement that the forfeiture period with respect to the Restricted Shares may lapse upon a Participant’s death or disability or upon a Change in Control or Potential Change of Control (both defined in Section 11, below) of the Company.  Any Restricted Shares issued under the Plan, so long as subject to forfeiture (a) shall not be sold, transferred, assigned, pledged, hypothecated, anticipated, alienated, encumbered or charged, whether voluntarily, involuntarily or by operation of law (collectively, “Transferred”) and (b) shall be forfeited to the Company in the event a Participant to whom such Restricted Shares are awarded voluntarily ceases to be a director during the period of time, if any, specified by the Board.  Restricted Shares awarded under the Plan will be issued in the name of the Participant to whom awarded and held by the Company (or the Company’s agent) during such period of time that the Restricted Shares are subject to forfeiture.  At the time the award is made the Participant may be asked to execute one or more blank stock powers and deliver the same to the Company so that any shares which are forfeited may be cancelled.

6.           Termination of Status as an Eligible Director.

If a Participant’s status as an Eligible Director terminates for any reason (including death, disability (as defined by the Board from time to time, in its sole discretion), resignation, refusal to stand for reelection or failure to be elected) then unless otherwise determined by the Board, to the extent any grant of Restricted Shares held by such Participant is not vested (i.e., no longer subject to forfeiture) as of the date of such termination, such Restricted Shares shall automatically be forfeited on such date.

7.           Withholding Tax.

The Company, at its option, shall have the right to require the Participant to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Restricted Shares or, in lieu of such payment, to retain or sell without notice a number of such Restricted Shares sufficient to cover the amount required to be so withheld.  The Company, at its option, shall have the right to deduct from all dividends paid with respect to Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.  The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

8.           Securities Law Restrictions.

No right under the Plan shall be exercisable and no Restricted Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations.  The Company shall not be required to deliver any Restricted Shares or other securities under the Plan prior to such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Board shall determine to be necessary or advisable, in its sole discretion.

Unless such shares have been registered under the Securities Act of 1933, as amended (the “1933 Act”), the Restricted Shares Grant Agreement evidencing the award of Restricted Shares shall contain a representation in form approved by the Board that such Restricted Shares are not being acquired with a view to resale or distribution and will not be sold or otherwise transferred by the Participant, except in compliance with the 1933 Act and the rules and regulations thereunder and any applicable state securities laws.  The Board may impose such other restrictions on the Restricted Shares as it may deem advisable.  Share certificates issued in connection with awards of Restricted Shares under the Plan shall bear such legends and statements as the Board shall deem advisable to assure compliance with federal and state securities laws and regulations and any other restriction imposed by the Board on such awards.

9.           Term of Plan.

This Plan shall continue until terminated by the Board.  The Board shall have the unrestricted right to amend, modify, suspend or terminate the Plan at any time; provided, however, the Board may not modify the terms of any outstanding awards evidenced by executed Restricted Shares Grant Agreements.

10.         Shareholders Rights.

Participants to whom Restricted Shares have been issued under the Plan shall have the rights of shareholders with respect to the Company’s Common Shares so long as no forfeiture event has occurred, except that the Restricted Shares may not be Transferred during the forfeiture period.

11.          Change in Control.

(a)          Accelerated Vesting.

Notwithstanding any provision of this Plan or any Restricted Shares Grant Agreement to the contrary, if a Change in Control or a Potential Change in Control (each as defined below) occurs, then all Restricted Shares theretofore granted and not fully vested shall thereupon become vested (i.e., shall no longer be subject to forfeiture)

(b)          Definition of Change in Control.

For purposes of the Plan, a “Change in Control” means the happening of any of the following:

(i)           When any “person,” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the 1934 Act, but excluding the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), any person who is a shareholder of the Company on the effective date of this Plan (an “Existing Shareholder”), and any affiliate of an Existing Shareholder directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death or disability to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors, either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11(b)(ii); or

(iii)           The occurrence of a transaction not recommended by the Board requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through purchase of assets, by merger, or otherwise.

Provided, however, further that a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board had approved such change prior to either (A) the commencement of any of the events described in Section 11(b)(i), (ii), (iii), or Section 11(c)(i) of this Plan, or (B) the commencement by any person other than the Company of a tender offer for Company Common Shares.

(c)          Definition of Potential Change in Control.

For purposes of the Plan, a “Potential Change in Control” means the happening of any one of the following:

(i)           The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b), above; or

(ii)          The acquisition of beneficial ownership of the Company, directly or indirectly, by any entity, person, or group (other than the Company, a subsidiary of the Company, any Company employee benefit plan (including any trustee of such plan acting as such trustee), an Existing Shareholder, or an affiliate of an Existing Shareholder) representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

12.           Acceleration of Rights.

The Board shall have the authority, in its discretion, to accelerate the time of vesting of Restricted Shares whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the award of the Restricted Shares.

13.           Interpretation, Amendment or Termination of Plan.

The interpretation by the Board of any provision of the Plan or of any terms contained in any Restricted Shares Grant Agreement executed in connection with a grant of Restricted Shares under the Plan shall be final and conclusive upon all Participants under the Plan.  The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan; provided that no such action shall adversely affect any Participant’s rights with respect to an outstanding issuance of Restricted Shares then held by such Participant without such Participant’s consent.  No member of the Board will incur any liability for any action taken or admitted, or any determination made, in good faith in connection with the Plan.

14.           Government Regulations.

Notwithstanding any provision of the Plan or any Restricted Shares Grant Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company’s Common Shares may then be listed.

15.           Governing Law.

The Plan shall be construed and governed by the laws of the State of Ohio.

16.           Effective Date.

The Plan, as amended (changing the number of Common Shares that may be issued under the Plan in Section 4 from 300,000 to 500,000) shall become effective on the day it is approved by the Company’s shareholders.

17.           Severability Clause.

In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan.  This Plan and all transactions pursuant to this Plan are intended to comply in all respects with applicable laws and regulations.

Stoneridge

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on May 17, 2010.

Vote by Internet

- Log on to the Internet and go to www.envisionreports.com/SRI
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
- Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in proposal 1 and FOR proposals 2, 3 and 4.

1. Election of Directors: 01 - John C. Corey; 02 - Jeffrey P. Draime; 03 - Douglas C. Jacobs; 04 - Ira C. Kaplan; 05 - Kim Korth; 06 - William M. Lasky; 07 - Paul J. Schlather

☐ Mark here to vote FOR all nominees

☐ Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐ 06 ☐ 07 ☐

5. On such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX

016N4B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Stoneridge

Proxy — STONERIDGE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John C. Corey, George E. Strickler and William M. Lasky, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Stoneridge, Inc., to be held at the Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135, on Monday, May 17, 2010, at 11:00 a.m. Eastern Time, or any adjournment thereof, and to vote the number of common shares of Stoneridge, Inc. which the undersigned would be entitled to vote, and with all power the undersigned would possess if personally present.

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 20, 2010 is hereby acknowledged.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE